**HESKA CORPORATION**
**1997 STOCK INCENTIVE PLAN**
**RESTRICTED STOCK GRANT AGREEMENT**

THIS AGREEMENT is made as of the 7th day of March, 2018 (the "Grant Date") by and between Heska Corporation (the "Company") and Kevin Wilson (the "Executive").

In consideration of the mutual covenants and representations herein set forth, the Company and Executive agree as follows:

**SECTION 1. GRANT OF STOCK.**

1.1 Precedence of Plan. This Agreement is subject to and shall be construed in accordance with the terms and conditions of the Heska Corporation 1997 Stock Incentive Plan (the "Plan"), as now or hereinafter in effect. Any capitalized terms that are used in this Agreement without being defined and that are defined in the Plan shall have the meaning specified in the Plan.

1.2 Grant of Stock. The Company hereby grants to Executive an aggregate of 12,000 shares of Restricted Stock (the "Shares"), subject to vesting as provided in Section 2.

**SECTION 2. UNVESTED SHARES SUBJECT TO FORFEITURE.**

2.1 Shares Subject to Forfeiture. The Shares are subject to performance-based vesting requirements.

a. The Shares will vest in accordance with the Vesting Schedule attached as Attachment 1 (incorporated herein by reference).

b. In the event of a Change of Control prior to the vesting of all Shares, any remaining unvested Shares will vest. For this purpose, "Change of Control" means (i) a sale of all or substantially all of the Company's assets, (ii) any merger, consolidation, or other business combination transaction of the Company with or into another corporation, entity, or person, other than a transaction in which the holders of at least a majority of the shares of voting capital stock of the Company outstanding immediately prior to such transaction continue to hold (either by such shares remaining outstanding or by their being converted into shares of voting capital stock of the surviving entity) a majority of the total voting power represented by the shares of voting capital stock of the Company (or the surviving entity) outstanding immediately after such transaction, (iii) the direct or indirect acquisition (including by way of a tender or exchange offer) by any person, or persons acting as a group, of beneficial ownership or a right to acquire beneficial ownership of shares representing a majority of the voting power of the then outstanding shares of capital stock of the Company, (iv) a contested election of Directors, as a result of which or in connection with which the persons who were Directors before such election or their nominees cease to constitute a majority of the Board, or (v) a dissolution or liquidation of the Company.

c. In the event that Executive's employment with the Company is terminated at least one (1) year following the Grant Date because of either (i) Executive's death or (ii)

Executive's total and permanent disability, any remaining unvested Shares will vest. For this purpose, "total and permanent disability" means that, by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, the Executive either (i) is unable to perform the business and professional services in the performance of Executive's duties, consistent with Executive's position within Heska, as prior reasonably assigned to Executive by the Board, or (ii) is receiving income replacement benefits for a period of not less than three (3) months under an accident and health plan covering Heska employees.

d. Except as set forth in Attachment 1, in the event that Executive's employment with the Company is terminated prior to the vesting of all Shares for any reason other than death or total and permanent disability, Executive will forfeit all right to any unvested Shares. In the event that Executive's employment with the Company is terminated prior to one (1) year following the Grant Date because of either (i) Executive's death or (ii) Executive's total and permanent disability, Executive will forfeit all right to any unvested Shares.

2.2 Restriction on Transfer. Until the Shares are vested, the Shares may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated.

**SECTION 3. STOCKHOLDER RIGHTS**

3.1 Stock Register and Certificates. The Shares will be recorded in the stock register of the Company in the name of Executive. If applicable, a stock certificate or certificates representing the Shares will be registered in the name of Executive, but such certificates shall remain in the custody of the Company. Executive shall deposit with the Company a Stock Assignment Separate from Certificate in the form attached below as Attachment 2, endorsed in blank, so as to permit retransfer to the Company of all or a portion of the Shares that are forfeited or otherwise do not become vested in accordance with the Plan and this Agreement.

3.2 Exercise of Stockholder Rights. Executive shall have the right to vote the Shares (to the extent of the voting rights of said Shares, if any), to receive and retain all regular cash dividends and such other distributions, as the Board of Directors of the Company may, in its discretion, designate, pay or distribute on such Shares, and to exercise all other rights, powers and privileges of a holder of Common Stock with respect to such Shares, except as set forth in this Agreement and the Plan.

3.3 Legends. Certificates, if any, representing the Shares will contain the following or other legends in the Company's discretion:

> THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS UPON AND OBLIGATIONS WITH RESPECT TO TRANSFER AND RIGHTS OF REPURCHASE AS SET FORTH IN AN AGREEMENT BETWEEN THE COMPANY AND THE ORIGINAL REGISTERED HOLDER, A COPY OF WHICH IS ON FILE AT THE PRINCIPAL OFFICE OF THE COMPANY.

**SECTION 4. RESPONSIBILITY FOR TAXES.**

4.1 Section 83(b) Election. Executive may complete and file with the Internal Revenue Service an election pursuant to Section 83(b) of the Internal Revenue Code to be taxed currently on the fair market value of the Shares without regard to the vesting restrictions set forth in this Agreement. Executive shall be responsible for all taxes associated with the acceptance of the transfer of the Shares, including any tax liability associated with the representation of fair market value if the election is made pursuant to Code Section 83(b).

4.2 Withholding. In accordance with Section 12 of the Plan, Executive agrees to make arrangements satisfactory to the Company for the satisfaction of any withholding tax obligations that arise in connection with the Plan under applicable federal, state, local or foreign law. The Company in its discretion may permit Executive to satisfy all or part of Executive's withholding or income tax obligations by having the Company withhold all or a portion of the Shares that otherwise would be issued to Executive on vesting.

**SECTION 5. MISCELLANEOUS.**

5.1 Not an Employment Contract. This Agreement is not an employment contract and nothing in this Agreement shall be deemed to create in any way whatsoever any obligation on the part of Executive to remain in the service of the Company in any capacity, or of the Company to continue Executive's service in any capacity.

5.2 Effect on Employee Benefits. Executive agrees that the Award will constitute special incentive compensation that will not be taken into account as "salary" or "compensation" or "bonus" in determining the amount of any payment under any pension, retirement, profit sharing or other remuneration plan of the Company unless so provided in such plan.

5.3 Further Assurances. The parties agree to execute such further instruments and to take such further action as may reasonably be necessary to carry out the intent of this Agreement.

5.4 Entire Agreement. This Agreement, including any exhibits, is the entire agreement of the parties with respect to the subject matter hereof and supersedes all prior oral and written understandings of the parties.

5.5 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Colorado as applied to contracts between Colorado residents to be wholly performed within the State of Colorado.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

| | |
|---|---|
| **EXECUTIVE** | **HESKA CORPORATION**<br>a Delaware corporation |
| [signature] | By: [signature] |
| Address Box 4605<br>Edwards CO 81632 | Title: Chief Operating Officer, Chief Strategist and Secretary |

# Attachment 1

## VESTING SCHEDULE

The Shares will vest in accordance with the terms and conditions set forth in Executive's Employment Agreement of even date herewith. In the event of any conflict between the terms and conditions of this Restricted Stock Grant Agreement and the Employment Agreement, the Employment Agreement shall govern and control.

**Attachment 2**

# ASSIGNMENT SEPARATE FROM CERTIFICATE

FOR VALUE RECEIVED, I, ____________________, hereby sell, assign and transfer unto ________________________________________(_________) shares of the Common Stock of Heska Corporation, standing in my name on the books of said corporation represented by Certificate No. ____ herewith and do hereby irrevocably constitute and appoint ____________________________ ____________ to transfer said stock on the books of the within-named corporation with full power of substitution in the premises.

Dated: ________, 20__.

Signature: ________________________

This Assignment Separate from Certificate was executed in conjunction with the terms of a Restricted Stock Grant Agreement between the above assignor and Heska Corporation, dated ___________ __, 20__.

**Instruction:** **Please do not fill in any blanks other than the signature line.**

# ASSIGNMENT SEPARATE FROM CERTIFICATE

FOR VALUE RECEIVED, I, ____________________, hereby sell, assign and transfer unto ________________________________________(__________) shares of the Common Stock of Heska Corporation, standing in my name on the books of said corporation represented by Certificate No. ____ herewith and do hereby irrevocably constitute and appoint ____________________________ ____________ to transfer said stock on the books of the within-named corporation with full power of substitution in the premises.

Dated: ________, 20__.

Signature: ____________________

This Assignment Separate from Certificate was executed in conjunction with the terms of a Restricted Stock Grant Agreement between the above assignor and Heska Corporation, dated __________ __, 20__.

Instruction: **Please do not fill in any blanks other than the signature line.**